Exhibit 23.3

CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in this Registration Statement on Form S-3/A of Hallador Energy Company of our report dated January 6, 2023, relating to the financial statements of Merom Generating Station appearing in the Current Report on Form 8-K/A of Hallador Energy Company filed with the Securities and Exchange Commission on January 6, 2023. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte & Touche LLP

Indianapolis, Indiana

November 17, 2023